Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by Anheuser-Busch InBev SA/NV (“AB InBev”), and some or all of Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev Worldwide Inc., Brandbev S.à R.L., Brandbrew S.A., Cobrew NV/SA, and Anheuser-Busch Companies, LLC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of debt securities issued and to be issued by Anheuser-Busch InBev Worldwide Inc. or Anheuser-Busch InBev Finance Inc. (the “Debt Securities”). Such securities are or will be registered on one or more registration statements on Form F-3ASR, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, any Legal Director of AB InBev, the Corporate Secretary of AB InBev or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Debt Securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Debt Securities under the Securities Act and qualification of the Debt Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: 19 March 2018	By:	/s/ Carlos Brito

Carlos Brito Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Felipe Dutra

Felipe Dutra Chief Financial and Technology Officer Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Olivier Goudet

Olivier Goudet Chairman of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ María Asuncion Aramburuzabala

María Asuncion Aramburuzabala Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Alexandre Behring

Alexandre Behring Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ M. Michele Burns

M. Michele Burns Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Paul Cornet de Ways Ruart

Paul Cornet de Ways Ruart Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Stéfan Descheemaeker

Stéfan Descheemaeker Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: 19 March 2018	By:	/s/ Paulo Alberto Lemann

Paulo Alberto Lemann Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Elio Leoni Sceti

Elio Leoni Sceti Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Carlos Alberto Sicupira

Carlos Alberto Sicupira Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Grégoire de Spoelberch

Grégoire de Spoelberch Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Marcel Herrmann Telles

Marcel Herrmann Telles Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Alexandre Van Damme

Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: 19 March 2018	By:	/s/ Martin J. Barrington

Martin J. Barrington Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ William F. Gifford, Jr.

William F. Gifford, Jr. Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2018	By:	/s/ Alejandro Santo Domingo Dávila

Alejandro Santo Domingo Dávila Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]